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                                                                    Exhibit 23.8


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-64979 and Form S-4 No. 333-61401) of Security Capital Group Incorporated and in the related Prospectus and the Registration Statements (Form S-8 Nos. 333-61395, 333-38521, 333-38523, 333-38525, 333-38527, 333-38531,
333-38533, 333-38537, 333-48167 and 333-38539) of Security Capital Group
Incorporated of our report dated February 24, 1997, with respect to the financial statements of Homestead Village Incorporated for the year ended December 31, 1996.



                                                               Ernst & Young LLP



March 24, 1999
Dallas, Texas